Exhibit 99.1

Metromedia International Group, Inc. Discloses Receipt of Letter from
         SEC Regarding Potential Deregistration of Securities


    CHARLOTTE, N.C.--(BUSINESS WIRE)--April 26, 2007--Metromedia International Group, Inc. (the "Company") (currently traded as: (PINK
SHEETS: MTRM) - Common Stock and (PINK SHEETS: MTRMP) - Preferred Stock), the owner of interests in communications businesses in the country of Georgia, announced today that it has recently received a letter (the "SEC Letter") from the United States Securities and Exchange Commission (the "SEC") stating that the Company was not in compliance with its reporting requirements under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The SEC Letter stated that the Company may be subject, without further notice, to an administrative proceeding pursuant to Section 12(j) of the Exchange Act to revoke its registration under the Exchange Act if all required reports were not filed within fifteen days of the date of the SEC Letter. The SEC Letter also stated that the Company's stock may be subject to a trading suspension by the SEC pursuant to Section 12(k) of the Exchange Act. The Company is in the process of preparing all required reports to comply with its reporting requirements under
Section 13(a) of the Exchange Act; however, the Company does not presently expect to get current in such filings in the immediate future and can not accurately predict when it will be able to do so. The Company has commenced discussions with the SEC in an attempt to avoid the revocation of its registration pursuant to Section 12(j) of the Exchange Act, although there can be no assurance that such registration will be maintained.

    About Metromedia International Group

    Through its wholly owned subsidiaries, the Company owns interests in communications businesses in the country of Georgia. The Company's core businesses include Magticom, Ltd., the leading mobile telephony operator in Tbilisi, Georgia, Telecom Georgia, a well-positioned Georgian long distance telephony operator, and Telenet, a Georgian company providing internet access, data communications, voice telephony and international access services.

    This news release contains certain forward-looking statements made as of the date hereof based only on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties, including in particular those regarding the timing of completing and filing with the SEC its outstanding Quarterly Reports on Form 10-Q for the fiscal periods ended March 31, June 30 and September 30, 2005 and 2006 and its outstanding Annual Reports on Form 10-K for the fiscal years ended December 31, 2005 and 2006. Various factors beyond the Company's control could cause or contribute to such risks and uncertainties. This also includes such factors as are described from time to time in the SEC reports filed by the Company, including the Current Annual Report on Form 10-K for the year ended December 31, 2004, and its most recently filed Form 8-K reports (dated January 6, 2005, February 9, 2005, February 17, 2005, March 9, 2005, March 23, 2005, April 19,
2005, April 20, 2005, June 7, 2005, June 17, 2005, July 12, 2005, July
18, 2005, July 25, 2005, July 28, 2005, August 3, 2005, August 10,
2005, September 8, 2005, September 19, 2005, January 31, 2006, March 8, 2006, March 15, 2006, March 17, 2006, May 11, 2006, May 18, 2006,
June 26, 2006, July 14, 2006, August 8, 2006, August 15, 2006, August
22, 2006, September 27, 2006, October 2, 2006, October 10, 2006,
October 24, 2006, October 25, 2006, October 30, 2006, November 16, 2006, November 17, 2006, November 20, 2006, November 30, 2006,
December 5, 2006, December 13, 2006, December 15, 2006, December 18, 2006 and March 1, 2007). The Company is not under, and expressly disclaims any, obligation to update the information in this news release for any future events

    Please visit our website at www.metromedia-group.com.


    CONTACT: Metromedia International Group, Inc.
             Ernie Pyle, 704-321-7380
             Executive Vice President Finance, Chief Financial Officer and Treasurer investorrelations@mmgroup.com